UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

June 29, 2004

WINN-DIXIE STORES, INC.

(Exact name of registrant as specified in its charter)

Florida	59-0514290
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

5050 Edgewood Court, Jacksonville, Florida	32254-3699
(Address of principal executive offices)	(Zip Code)

(904) 783-5000

(Registrant’s telephone number, including area code)

Unchanged

(Former name, former address and former fiscal year, if changed since last report)

Item 5. Other Events

By press release dated June 30, 2004 Winn-Dixie Stores, Inc. announced the amendment and restatement of the senior secured credit facility to provide a three-year revolving facility of $400 million and a $200 million three year standby letter of credit facility. Reference is made to the press release of Registrant, issued on June 30, 2004, which is incorporated herein by this reference.

SIGNATURES

Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 30, 2004	Winn-Dixie Stores, Inc.

	By:	/s/ Frank Lazaran
Frank Lazaran
President and
Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press Release of Winn-Dixie Stores, Inc., dated June 30, 2004

10.1	Second Amended and Restated Credit Agreement dated June 29, 2004, among Winn-Dixie Stores, Inc. and certain subsidiaries, Wachovia Bank, National Association and other lenders named therein, relating to Winn-Dixie Stores, Inc.’s senior credit facility in the amount of $600,000,000 effective June 29, 2004.